Cullinan Therapeutics Provides Corporate Update and Reports Second Quarter 2026 Financial Results

CLN-978 (CD19 TCE) multi-dose regimen data in RA in Q3 2026 and SLE in Q4 2026; Phase 2 expansion studies to begin early 2027

Velinotamig (BCMA TCE) multi-dose regimen data in SLE in Q4 2026; Phase 1/2 basket study in autoimmune cytopenias to begin early 2027

CLN-049 (FLT3 TCE) potentially registrational Phase 2 study in R/R AML to begin in Q3 2026

Cash and investments of $356 million as of June 30, 2026; runway into 2029

CAMBRIDGE, Mass. August 6, 2026 (GLOBE NEWSWIRE) -- Cullinan Therapeutics, Inc. (Nasdaq: CGEM; “Cullinan”), a clinical-stage biopharmaceutical company accelerating potential first- or best-in-class, disease-modifying T cell engagers in autoimmune diseases and cancer, today provided an update on recent and anticipated business highlights and announced its financial results for the second quarter ended June 30, 2026.

“At our recent Immunology Day event, we shared compelling initial clinical data for CLN-978 and velinotamig, two T cell engagers with potential to achieve immune reset and transform outcomes for people living with autoimmune diseases. We look forward to sharing additional clinical data throughout the remainder of 2026 as we rapidly advance these programs towards Phase 2 studies,” said Nadim Ahmed, President and CEO of Cullinan Therapeutics.

“Additionally, following a positive End-of-Phase 1 meeting with the FDA in July, we will begin a potentially registrational Phase 2 study in patients with relapsed or refractory AML this quarter. CLN-049 represents a promising novel immunotherapeutic approach for a broad population of AML patients who currently have limited treatment options and poor prognosis. With our leadership position in the T cell engager space, we are quickly advancing a differentiated pipeline across immunology and oncology to late-stage development. Together with multiple upcoming catalysts, the company is very well-positioned for significant value creation.”

Portfolio Highlights and 2026 Milestones

Immunology

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CLN-978 (CD19xCD3 T cell engager): treatment-refractory moderate to severe systemic lupus erythematosus (SLE), difficult-to-treat rheumatoid arthritis (RA), and treatment-refractory moderate to severe Sjögren’s disease (SjD)
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OUTRACE SLE
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At the EULAR 2026 Congress in June, the Company presented promising initial single target dose data, which demonstrated the potential for immune reset in a refractory and heterogeneous SLE population. CLN-978 also improved lab markers of disease activity and demonstrated deep, dose-dependent B cell depletion in peripheral blood as well as dose-dependent recovery with a favorable safety profile.
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In Q4 2026, the Company plans to share initial multi-dose regimen data. The Company also plans to begin Phase 2 expansion in early 2027 in patients with SLE and in patients with lupus nephritis.
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OUTRACE RA
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At the EULAR 2026 Congress and the Company’s Immunology Day event in June, the Company presented promising initial single target dose and multi-dose regimen data, which demonstrated the potential for immune reset in a heavily pretreated RA population with high baseline disease activity. CLN-978 improved disease activity in most patients, including two DAS28-ESR remissions in poly-refractory patients. CLN-978 also reduced autoantibody levels while preserving vaccine titers, and demonstrated deep, dose-dependent B cell depletion in peripheral blood and tissues with a favorable safety profile.
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In Q3 2026, the Company plans to share additional multi-dose regimen data. The Company also plans to begin Phase 2 expansion in early 2027.
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OUTRACE SjD
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In Q4 2026, the Company plans to share initial data from the single target dose escalation portion of the study.
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Velinotamig (BCMAxCD3 T cell engager): treatment-refractory autoimmune diseases driven by long-lived plasma cells

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At the Company’s Immunology Day event in June, encouraging early clinical observations from the Genrix Bio Phase 1/2 study in China were shared. Two patients with SLE and nephritis treated with multi-dose velinotamig achieved complete renal response, and a favorable safety profile was observed. Additional multi-dose regimen data from the study are expected to be shared in Q4 2026.
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Cullinan plans to initiate a global Phase 1/2 basket study in early 2027 in patients with autoimmune cytopenias, including immune thrombocytopenia (ITP) and autoimmune hemolytic anemia (AIHA).

Oncology

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CLN-049 (FLT3xCD3 T cell engager): acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS)
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Following a positive End-of-Phase 1 meeting with the U.S. FDA in July, the Company will initiate a potentially registrational Phase 2 study in patients with relapsed/refractory AML in Q3 2026. The study will begin with a dose-optimization phase with seamless progression to a single-arm expansion cohort at the recommended Phase 2 dose (RP2D).
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The Company plans to share an update from the dose escalation portion of the Phase 1 study in patients with relapsed/refractory AML or MDS in Q4 2026.
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In Q4 2026, the Company will initiate a Phase 1/2 study evaluating the combination of CLN-049, venetoclax, and azacitidine in patients with previously untreated AML.
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Zipalertinib (EGFR ex20ins inhibitor), collaboration with Taiho Oncology: EGFR ex20ins NSCLC
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In April, the U.S. FDA accepted an NDA for zipalertinib for the treatment of patients with locally advanced or metastatic EGFR ex20ins NSCLC whose disease has progressed on or after platinum-based chemotherapy, with or without amivantamab. The Prescription Drug User Fee Act (PDUFA) target action date is February 27, 2027.
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In February, Taiho completed enrollment of the pivotal study REZILIENT3 in 1L EGFR ex20ins NSCLC. Taiho expects to obtain top-line results by the end of 2026.
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Cullinan is eligible to receive $30 million and up to $100 million upon 2L and 1L U.S. regulatory approvals, respectively, and a 50/50 profit share in the U.S.

Second Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, short- and long-term investments, and interest receivable were $356.0 million as of June 30, 2026. Cullinan expects its cash resources to provide runway into 2029 under its current operating plan.

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R&D Expenses: Research and development expenses were $44.4 million for the second quarter of 2026, compared to $61.0 million for the same period in 2025.
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G&A Expenses: General and administrative expenses were $12.8 million for the second quarter of 2026, compared to $14.8 million for the same period in 2025.
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Net Loss: Net loss was $53.7 million for the second quarter of 2026, compared to $70.1 million for the same period in 2025.

About Cullinan Therapeutics

Cullinan Therapeutics, Inc. (Nasdaq: CGEM) is a biopharmaceutical company developing potential first- or best-in-class, disease-modifying T cell engagers for autoimmune diseases and cancer. Cullinan pursues promising therapeutic targets while leveraging core expertise in T cell engagers, which are established in oncology and are now advancing into autoimmune diseases. With a clinical-stage pipeline built on a rigorous scientific approach and purposeful innovation, Cullinan is advancing its mission to deliver new standards of care for patients. Learn more about Cullinan at https://cullinantherapeutics.com/, and follow Cullinan on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding the company’s beliefs and expectations regarding: our clinical development plans and anticipated timelines for our product candidates, the clinical and therapeutic potential of our product candidates, the strategy of our product candidates, our research and development activities, our cash runway, and other statements that are not historical facts. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “plan,” “potential,” “project,” “pursue,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management's current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: uncertainty regarding the timing and results of regulatory submissions; the risk that any INDs, NDAs or other global regulatory submissions we may file with the United States Food and Drug Administration or other global regulatory agencies are not cleared or approved on our expected timelines, or at all; the success of our clinical trials and preclinical studies; the risks related to our ability to protect and maintain our intellectual property position; the risks related to manufacturing, supply, and distribution of our product candidates; the risk that any one or more of our product candidates, including those that are co-developed, will not be successfully developed and commercialized; the risk that the results of preclinical studies or clinical trials will not be predictive of future results in connection with future studies or clinical trials; the effect of changes in global economic conditions, including uncertainties related to international trade policies, tariffs and supply chain dynamics on our business and operations; and the success of any collaboration, partnership, license or similar agreements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Moreover, except as required by law, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made.

Cullinan Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(unaudited)

(in thousands)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, investments, and interest receivable	$355,967	$438,960
Total assets	$363,787	$448,374
Total current liabilities	$40,628	$37,741
Total liabilities	$42,033	$39,644
Total stockholders’ equity	$321,754	$408,730

Cullinan Therapeutics, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$44,437	$61,030	$86,560	$102,489
General and administrative	12,817	14,768	24,391	28,305
Total operating expenses	57,254	75,798	110,951	130,794
Loss from operations	(57,254)	(75,798)	(110,951)	(130,794)
Interest income	3,648	5,924	7,746	12,504
Other expense, net	(98)	(181)	(160)	(266)
Net loss	$(53,704)	$(70,055)	$(103,365)	$(118,556)

Basic and diluted net loss per share:
Common stock	$(0.81)	$(1.07)	$(1.56)	$(1.81)
Preferred stock	$(8.10)	$(10.70)	$(15.63)	$(18.12)
Weighted-average shares used in computing basic and diluted net loss per share:
Common stock	61,493	59,015	60,980	58,960
Preferred stock	479	648	517	648

Contacts:

Investors

Nick Smith

+1 401.241.3516

nsmith@cullinantx.com

Media

Rose Weldon

+1 215.801.7644

rweldon@cullinantx.com